UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 11, 2025
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UL Solutions Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42012 (Commission File Number)	27-0913800 (I.R.S. Employer Identification Number)
333 Pfingsten Rd Northbrook, Illinois 60062
(Address of principal executive offices and zip code)
(847) 272-8800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	ULS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Directors
On February 11, 2025, Lisa M. Lambert notified the Board of Directors (the “Board”) of UL Solutions Inc. (the “Company”) that she will not stand for election to the Board at the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”). Ms. Lambert’s term on the Board will expire at and as of the Annual Meeting. Ms. Lambert’s decision not to stand for election is not due to any disagreement with the Board or the Company on any matter relating to the Company’s operations, policies or practices.
On February 11, 2025, the Board determined that Frank Coyne will not be nominated for election as a member of the Board at the Annual Meeting, in accordance with the director retirement policy contained in the Company’s Corporate Governance Guidelines. Mr. Coyne’s term on the Board will expire at and as of the Annual Meeting. The Nominating and Corporate Governance Committee had waived the director retirement policy for Mr. Coyne for the Company’s 2024 annual meeting of stockholders.
Nomination of Director
In connection with the above departures, the Board intends to nominate Vikram Kini to stand for election to the Board at the Annual Meeting (the “Director Nomination”).
Mr. Kini, 43, has served as the Senior Vice President and Chief Financial Officer of Ingersoll Rand Inc. (“Ingersoll Rand”), a global provider of mission-critical flow creation and life science and industrial solutions, since 2020. He joined Gardner Denver Holdings, Inc. (“Gardner Denver”), which merged with Ingersoll Rand’s Industrial segment in 2020, as its director of Financial Planning and Analysis in 2011, has served as Gardner Denver’s Vice President of Investor Relations, and has held various other finance leadership roles since 2012, including Vice President of Financial Planning and Analysis and Vice President of Finance for Gardner Denver’s Industrials segment. Prior to joining Gardner Denver, Mr. Kini served in various financial roles with General Electric Company, a multinational conglomerate, and SABIC, a multinational chemical manufacturing company.
Board Size
In connection with the above changes, on February 11, 2025, the Board approved a reduction in the size of the Board by one director from thirteen (13) to twelve (12), effective at and as of the Annual Meeting.
Item 7.01. Regulation FD Disclosure
A press release announcing the Company’s plans to nominate Mr. Kini for election to the Board at the Annual Meeting is furnished as Exhibit 99.1 hereto.
The information contained in this Item 7.01 of this current report, including the press release furnished as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
The Company plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) in connection with submitting the Director Nomination for stockholder approval at the Annual Meeting. The Proxy Statement will contain important information about the Company and the Director Nomination. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting UL Solutions Inc., 333 Pfingsten Road, Northbrook, Illinois 60062, Attention: Corporate Secretary.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the approval of the Director Nomination. Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press Release of UL Solutions Inc., dated as of February 14, 2025
104	Cover page interactive data file (embedded with the inline XBRL document)
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UL Solutions Inc.
Date: February 14, 2025	By:	/s/ Ryan D. Robinson
Ryan D. Robinson
Executive Vice President and Chief Financial Officer